     As filed with the Securities and Exchange Commission on April 3, 2000
                            REGISTRATION NO.  333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       NATURAL MICROSYSTEMS CORPORATION
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                      NO. 04-2814586
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300
  (Address and telephone number of Registrant's principal executive offices)

                                ROBERT E. HULT
                SENIOR VICE PRESIDENT OF FINANCE AND OPERATIONS
                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
       DIANNE CALLAN, ESQ.                       RICHARD N. HOEHN, ESQ.
 NATURAL MICROSYSTEMS CORPORATION                CHOATE, HALL & STEWART
     100 CROSSING BOULEVARD                  EXCHANGE PLACE, 53 STATE STREET
      FRAMINGHAM, MA 01702                         BOSTON, MA  02109
         (508) 620-9300                              (617) 248-5000
-------------------------------------------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                                --------------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to a Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  If any class of securities is to be concurrently registered on this Form pursuant to Section 12(b) of the Securities Exchange Act of 1934 pursuant to General Instruction V, please check the following box. [_]

                            C A L C U L A T I O N    O F    R E G I S T R A T I O N    F E E
=====================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING      AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED         PER SHARE (1)             PRICE (1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 par value (2)     490,000 shares         $73.125             $35,831,250.00        $9,459.45
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on March 30, 2000 as reported on the Nasdaq National Market.
(2) One preferred share purchase right will attach to and trade with each share of common stock sold in the offering. These rights are also covered by this registration statement and the value attributed to them, if any, is reflected in the market price of the common stock.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
           =========================================================

PROSPECTUS

                                490,000 SHARES

                       NATURAL MICROSYSTEMS CORPORATION

                                 COMMON STOCK

     This prospectus is part of a registration statement that covers 490,000 shares of our common stock. These shares may be offered and sold from time to time by our stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares. We will bear the costs relating to the registration of the shares, which we estimate to be $22,959.45.

     Our common stock is traded on the Nasdaq National Market under the symbol NMSS. On the Nasdaq National Market on March 31, 2000, the reported last sale price of our common stock was 85.75 per share.

  INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 8.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ________________________________________

                The date of this prospectus is April __, 2000.

                               TABLE OF CONTENTS


THE COMPANY..........................................................  2

USE OF PROCEEDS......................................................  3

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION........................  3

LEGAL MATTERS........................................................  7

WHERE YOU CAN FIND MORE INFORMATION..................................  7

RISK FACTORS.........................................................  8

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

     The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

     You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.


                                  THE COMPANY

     We were incorporated in Delaware in 1983. Our common stock has been publicly traded since our initial public offering in 1994. Our principal executive offices are located at 100 Crossing Boulevard, Framingham, Massachusetts 01702, and our main telephone number is (508) 620-9300. We also have sales, service and engineering facilities in the United States and in other countries. Our corporate website is www.nmss.com. Information contained on our website does not constitute a part of this prospectus. References in this prospectus to "Natural MicroSystems," "we," "our" and "us" refer to Natural MicroSystems Corporation and its subsidiaries. Natural MicroSystems, QWES.com and PolicyPoint are our trademarks.

                                USE OF PROCEEDS

     All net proceeds from the sale of the shares covered by this prospectus will go to the stockholders offering and selling their shares. We will not receive any proceeds from the sale of the shares by the selling stockholders.


                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     In December 1999, a wholly owned subsidiary of Natural MicroSystems merged into QWES.com, Inc., and the stockholders of QWES.com exchanged all of their shares of common stock and preferred stock for shares of our common stock at prescribed exchange ratios. We also assumed the obligation to issue stock under several warrants and stock options for the purchase of common stock of QWES.com. Those warrants and options became exercisable for our common stock using the same exchange ratio applied to QWES.com's common stock. The shares held by the selling stockholders, including shares underlying the outstanding warrants and options held by several of the selling stockholders, constitute approximately nine percent of our outstanding stock. Some of the shares registered for sale under this prospectus are issuable upon the exercise of warrants. None of the shares underlying the stock options are being registered for sale under this prospectus. They will be registered for sale under a separate registration statement on Form S-8.

     We are registering the shares covered by this prospectus for the selling stockholders. As used in this prospectus, the term "selling stockholders" includes the transferees, donees, pledgees and others assigns who may later hold the selling stockholders' interests. We will pay the costs and fees of registering the shares, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares.

     The selling stockholders may sell the shares on the Nasdaq National Market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell any or all of their shares through:

     . a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

     . enter into transactions involving short sales of the shares by broker-dealers.

     . enter into transactions to sell shares short themselves and redeliver such shares to close out their short positions;

     . enter into option or other types of transactions that require the selling stockholders to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

     . loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under this Act. If a selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act.

     In addition to selling their shares under this prospectus, the selling stockholders may:

     . agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the 1933 Act;

     . transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

     . sell their shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

     With respect to each stockholder selling shares of our common stock with this prospectus, the table below shows, to our knowledge, the following information: (1) the nature of such stockholder's material relationship with us or our affiliates within the past three years; (2) the number of shares owned as of March 15, 2000; (3) the number of common shares offered pursuant to this prospectus; and (4) the number of shares to be owned after completion of the offering, assuming the sale of all of the shares offered with this prospectus. Unless otherwise noted, assuming the sale of all of the shares offered with this prospectus, each stockholder listed below currently beneficially owns less than one percent of our outstanding common stock and will beneficially own less than one percent of our outstanding common stock after completion of the offering. Options are deemed to be owned if they are exercisable within the 60-day period following March 15, 2000.

                                             SHARES OWNED BEFORE OFFERING
                                             ----------------------------
                                                       WARRANTS                                              SHARES
  NAME AND RELATIONSHIP WITH            COMMON           AND                               Shares             OWNED
NATURAL MICROSYSTEMS, IF MATERIAL       STOCK          OPTIONS           TOTAL             OFFERED        AFTER OFFERING
---------------------------------       -----          -------           -----             -------        --------------

Clarent Corporation (1)                      0          14,293           14,293               4,764                9,529

---------------------------------------------------------------------------------------------------------------------------

Eileen Coe                               3,430                0           3,430               1,143                2,287
---------------------------------------------------------------------------------------------------------------------------

Michael Collender                       21,364            6,860          28,224               7,121               21,103
---------------------------------------------------------------------------------------------------------------------------

Ronald Crawford                         10,757                0          10,757               3,585                7,172
---------------------------------------------------------------------------------------------------------------------------

Patrick J. Croswell                      8,703                0           8,703               2,901                5,802
---------------------------------------------------------------------------------------------------------------------------

Roger Davisson* (2)                      1,451            6,003           7,454                 483                6,971
---------------------------------------------------------------------------------------------------------------------------

Davisson Family Trust                   27,775                0           27,775                258               18,517
---------------------------------------------------------------------------------------------------------------------------

Anthony Dominicis                        8,404            6,003          14,407               2,801               11,606
---------------------------------------------------------------------------------------------------------------------------

Clifford Farrar*                         2,058                0           2,058                 686                1,372
---------------------------------------------------------------------------------------------------------------------------

Daniel Finley* and Mary Finley           6,860                0           6,860               2,286                4,574
---------------------------------------------------------------------------------------------------------------------------

Glenn Fountain*                         35,402                0          35,402              11,800               23,602
---------------------------------------------------------------------------------------------------------------------------

David Garrett*                           3,430                0           3,430               1,143                2,287
---------------------------------------------------------------------------------------------------------------------------

Christopher Hawkinson*                   6,860                0           6,860               2,286                4,574
---------------------------------------------------------------------------------------------------------------------------

Steven Hoffman                          38,799                0          38,799              12,933               25,866
---------------------------------------------------------------------------------------------------------------------------

Jesse M. James*                          4,116                0           4,116               1,372                2,744
---------------------------------------------------------------------------------------------------------------------------

Judith Kelman (3)                       12,086                0          12,086               4,028                8,058
---------------------------------------------------------------------------------------------------------------------------

Stanley and Esther Lee                  12,086                0          12,086               4,028                8,058
---------------------------------------------------------------------------------------------------------------------------

I-Shyh Lin                              14,503                0          14,503               4,834                9,669
---------------------------------------------------------------------------------------------------------------------------

Ernest Louie* (4)                       32,520                0          32,520              10,840               21,680
---------------------------------------------------------------------------------------------------------------------------

Louie Family Trust A                    14,503                0          14,503               4,834                9,669
---------------------------------------------------------------------------------------------------------------------------

Kent Lowell* (5)                       161,390                0         161,390              53,796              107,594
---------------------------------------------------------------------------------------------------------------------------

MacDonald Revocable Inter              172,001                0         172,001              57,333              114,668
  Vivos Trust (6)
---------------------------------------------------------------------------------------------------------------------------

Saul Moreno                              2,401                0           2,401                 800                1,601
---------------------------------------------------------------------------------------------------------------------------

Shawn  Nguyen*                           4,116               0           4,116                1,372                2,744
---------------------------------------------------------------------------------------------------------------------------

Richard Orr                              1,029               0           1,029                  343                  686
---------------------------------------------------------------------------------------------------------------------------

Ruby Orr                                   137               0             137                   45                   92
---------------------------------------------------------------------------------------------------------------------------

Steve Qu*                                6,860               0           6,860                2,286                4,574
---------------------------------------------------------------------------------------------------------------------------


                                          SHARES OWNED BEFORE OFFERING
                                          ----------------------------


                                                       WARRANTS                                              SHARES
  NAME AND RELATIONSHIP WITH            COMMON           AND                               SHARES             OWNED
NATURAL MICROSYSTEMS, IF MATERIAL       STOCK          OPTIONS           TOTAL             OFFERED        AFTER OFFERING
---------------------------------       -----          -------           -----             -------        --------------

Vito Rocco                              12,086               0          12,086                4,028                8,058
---------------------------------------------------------------------------------------------------------------------------

Forrest Rose*                          151,624               0         151,624               50,541              101,083
---------------------------------------------------------------------------------------------------------------------------

Robert Rose                                686               0             686                  228                  458
---------------------------------------------------------------------------------------------------------------------------

K. C. Schaaf                             9,669               0           9,669                3,223                6,446
---------------------------------------------------------------------------------------------------------------------------

Joan Taylor*                            34,304               0          34,304               11,434               22,870
---------------------------------------------------------------------------------------------------------------------------

Townsend Trust                         120,357               0         120,357               40,119               80,238
---------------------------------------------------------------------------------------------------------------------------

Diane M. Volden*                         2,744               0           2,744                  914                1,830
---------------------------------------------------------------------------------------------------------------------------

Thomas Volden*(7)                      157,799               0         157,799               52,599              105,200
---------------------------------------------------------------------------------------------------------------------------

Brian J. Walker*                           823               0             823                  274                  549
---------------------------------------------------------------------------------------------------------------------------

Charles J. Walker*(8)                  205,825               0         205,825               68,608              137,217
---------------------------------------------------------------------------------------------------------------------------

C. Alan Williams (9)                    59,904               0          59,904               19,968               39,936
---------------------------------------------------------------------------------------------------------------------------

Joan Williams (10)                      59,904               0          59,904               19,968               39,936
---------------------------------------------------------------------------------------------------------------------------

Gerald and Pauline Willoughby           13,900               0          13,900                4,633                9,267
---------------------------------------------------------------------------------------------------------------------------

Winton Family Trust                      7,256               0           7,256                2,418                4,838
---------------------------------------------------------------------------------------------------------------------------

Ivan Wolff (11)                          4,362          6,003           10,365                1,454                8,911
---------------------------------------------------------------------------------------------------------------------------

Ekrem Yilmaz                             1,088              0            1,088                  362                  726
---------------------------------------------------------------------------------------------------------------------------

     TOTAL                                                                                  489,872
                                                                                            =======

* Currently an employee of Natural MicroSystems.

(1)  Clarent Corporation is a customer of Natural MicroSystems.

(2) Does not include 27,775 shares held by Davisson Family Trust, of which Mr. Davisson is trustee.

(3) Does not include 10,365 shares held by Ivan Wolff, who is married to Ms. Kelman.

(4) Does not include 14,503 shares held by Louie Family Trust A, of which Mr. Louie is trustee.

(5) Mr. Lowell owns 1.0 percent of our outstanding stock prior to the offering and will own less than 1.0 percent of our outstanding stock after the completion of the offering.

(6) The MacDonald Revocable Inter Vivos Trust owns 1.0 percent of our outstanding stock prior to the offering and will own less than 1.0 percent of our outstanding stock after the completion of the offering. One of its trustees, Robert D. MacDonald, is also an employee of Natural MicroSystems.

(7) Mr. Volden owns 1.0 percent of our outstanding stock prior to the offering and will own less than 1.0 percent of our outstanding stock after the completion of the offering.

(8) Does not include 823 shares held by Brian Walker, who is Charles Walker's son. Mr. Walker owns 1.2% of our outstanding stock prior to the offering and less than 1.0 percent of our outstanding stock after the completion of the offering. Charles Walker is Vice President and General Manager of the PolicyPoint Division.

(9) Does not include 59,904 shares held by Joan Williams, who is married to Mr. Williams.

(10) Does not include 59,904 shares held by C. Alan Williams, who is married to Mrs. Williams.

(11) Does not include 12,086 shares held by Judith Kelman, who is married to Mr. Wolff.


                                 LEGAL MATTERS

     For purposes of this offering, Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, is giving its opinion on the validity of the common shares.


                      WHERE YOU CAN FIND MORE INFORMATION

     Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference facilities at 4509 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC's website at www.sec.gov.

   Stock Market. Our common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them in other documents, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

     . our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     .  our Registration Statement on Form S-3 effective March 3, 2000;

     .  our Current Report on Form 8-K filed January 13, 2000;

     . the description of our common stock contained in our Registration Statement on Form 8-A effective February 17, 1994; and

     . the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed January 19, 1999, as amended by a filing on June 15, 1999.

     You may request a copy of these filings at no cost by writing or telephoning Natural MicroSystems Corporation, 100 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Investor Relations, Telephone: (508) 620-9300.


                                 RISK FACTORS

     If you purchase shares of our common stock, you will take on financial risk. In deciding whether to invest, you should carefully consider the risk factors contained in our SEC filings and the other information to which we have referred you.


                               MATERIAL CHANGES

     Pursuant to our Registration Statement on Form S-3 effective March 3, 2000, on March 8, 2000 we closed an offering of 3,450,000 of our common shares for net proceeds to us of approximately $175,346,250.00 before expenses.

================================================================================

      ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================

                                490,000 SHARES

                                    NATURAL
                                 MICROSYSTEMS
                                  CORPORATION

                                 COMMON STOCK



                                  PROSPECTUS
                                APRIL   , 2000
                                      --

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses relating to the registration of shares will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee............ $ 9,459.45
Legal Fees and Expenses........................................   7,500.00
Accountants' Fees and Expenses.................................   6,000.00

     Total..................................................... $22,959.45
                                                                 =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Company's Fourth Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Eleventh of the Company's Fourth Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), liabilities, judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 16.  EXHIBITS

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts on March 31, 2000.


                                 Natural MicroSystems Corporation


                                 By:  /s/ Robert E. Hult
                                      ------------------
                                      Robert E. Hult
                                      Senior Vice President of Finance and
                                      Operations, Chief Financial Officer
                                      and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert E. Hult, Dianne L. Callan, and Richard N. Hoehn, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 29, 2000 by the following persons in the capacities indicated.

   Name                             Capacity
   ----                             --------

   /s/ Robert P. Schechter          President, Chief Executive
   -----------------------          Officer and Chairman of the
   Robert P. Schechter              Board of Directors
                                    (Principal Executive Officer)


   /s/ Robert E. Hult               Senior Vice President of Finance
   ------------------               and Operations, Chief Financial
   Robert E. Hult                   Officer and Treasurer
                                    (Principal Financial Officer)


   /s/ Alex N. Braverman            Vice President and
   ---------------------            Corporate Controller
   Alex N. Braverman                (Chief Accounting Officer)


   /s/ Zenas W. Hutcheson, III      Director
   ---------------------------
   Zenas W.  Hutcheson, III


   /s/ W. Frank King, Ph.D.         Director
   ------------------------
   W. Frank King, Ph.D.


                                    Director
   ----------------------
   Pamela D. A. Reeve


   /s/ Ronald W. White              Director
   -------------------
   Ronald W. White

                               INDEX TO EXHIBITS

Exhibit
Number
------

5.1 Opinion of Choate, Hall & Stewart as to validity of shares being registered and Consent.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Choate, Hall & Stewart (included in Exhibit 5.1).

24.1      Power of Attorney (included in page II-4).